As Filed with the Securities and Exchange Commission on May 19, 2005

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 18, 2005

BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-6523 (Commission File Number)	56-0906609 (IRS Employer Identification No.)

100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)

(800) 299-2265
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

            Under the $25 billion  Bank of America Corporation/Bank of America, N.A. (collectively, the "Issuers") Euro Medium-Term Note Program (the "Program"), Bank of America Corporation (the "Registrant") may issue up to an aggregate of $15 billion of its senior and subordinated indebtedness.  Those obligations are in the form of unsecured medium-term notes issued pursuant to the terms of an Amended and Restated Agency Agreement dated as of August 1, 2003, among the Issuers, JPMorgan Chase Bank, London Branch and J.P. Morgan Bank Luxembourg S.A.  The Agency Agreement was listed as Exhibit 4(m) to the Registrant's Form 10-K for the year ended December 31, 2004.  Terms of the notes issued under the Program, including rate and maturity, are agreed between the Issuer and the purchasers of the notes at the time of sale.

            On May 18, 2005, the Registrant issued its Euro 750 Million Floating Rate Senior Notes, due May 2010.  Those notes bear interest at a rate of 3-month EURIBOR plus 0.125 percent, payable quarterly.  Following the sale, the Registrant had approximately $10.2 billion of debt outstanding under the Program.

            Notes are issued under the Program pursuant to Regulation S under the Securities Act of 1933, as amended (the "Act"); have not been registered under the Act ; and may not be offered or sold in the United States or to a U.S. person absent registration or an applicable exemption from the registration requirements of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION
By: /s/ TERESA M. BRENNER TERESA M. BRENNER Associate General Counsel

Dated:  May 19, 2005